Exhibit 10.5

WARRANT EXCHANGE AGREEMENT

in relation to warrants to subscribe for shares in Midatech Limited

1.	WARRANTHOLDER:

2.	ADDRESS:

3.	NUMBER OF WARRANTS:

I/We the Warrantholder in Midatech Limited named above HEREBY agree to exchange with Midatech Pharma PLC (“MPL”) all of our interest in those Warrants in my/our name set at above in consideration of the issue of that amount ordinary shares of £0.0001 each in MPL set out in box 4 below, (“Consideration Shares”). I/We agree to deliver up to MPL the certificates for the Warrants described above and for such Warrants to be immediately cancelled.

I/We the Warrantholder acknowledge and agree that upon the issue of the Consideration Shares and the cancellation of the Warrants all my/our interest in the Warrants shall cease and I/We shall no longer have a right to subscribe for ordinary shares in Midatech Limited.

4.	AMOUNT OF CONSIDERATION SHARES:

MPL agrees with the Warrantholder named above to issue the Consideration Shares for those Warrants also described above.

Signed for and on behalf of Warrantholder	Signed for and on behalf of Midatech Pharma PLC

Dated 28 November 2014	Dated 28 November 2014